SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2011

TRAILER BRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10405 New Berlin Road East Jacksonville, Florida		32226
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904) 751-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 31, 2011, Trailer Bridge, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendments”) to each of the Forbearance Agreements dated October 15, 2011 (the “Forbearance Agreements”) related to its revolving credit facility (the “Revolving Credit Facility”) and term loan and security agreement (the “Loan Agreement”) by and among Wells Fargo Bank, N.A., in its capacity as agent (“Wells Fargo”), and the financial institutions from time to time party thereto (collectively, the “Lenders”).

The Revolving Credit Facility provides, among other things, that the failure of the Company to refinance its Senior Secured Notes by October 15, 2011 is an event of default. As of the date hereof, the Company has not refinanced its Senior Secured Notes. The Loan Agreement provides that an event of default under the Revolving Credit Facility is an event of default under the Loan Agreement.

The Amendments provide that the Lenders agree to forbear exercising their rights and remedies until November 14, 2011 (extending the October 31, 2011 date in the Forbearance Agreements) provided no additional events of default occur. In exchange for the Amendments, the Company paid a fee of $20,000 and executed a general release in favor of the Lenders and Wells Fargo for any claims related to the Revolving Credit Facility and the Loan Agreement that the Company had prior to or as of the date of the Amendments. Failure to cure the default by November 14, 2011 will result in the acceleration of the obligations due under the Revolving Credit Facility and the Loan Agreement. As of October 31, 2011, approximately $4.4 million was drawn on the Revolving Credit Facility and $4.9 million was drawn on the Loan Agreement.

If the Company is unable to cure the event of default or obtain a waiver or additional forbearance and the amounts due are accelerated, such acceleration, if uncured, may be considered an event of default giving rise to acceleration of the amounts due under the Company’s Senior Secured Notes.

The description of the Amendments set forth above is qualified by reference to the Amendments filed herewith as Exhibits 10.1 and 10.2, which Exhibits are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d):

Exhibit 10.1: Amendment No. 1 to Forbearance agreement dated October 15, 2011 related to the Loan Agreement.

Exhibit 10.2: Amendment No. 1 to Forbearance agreement dated October 15, 2011 related to the Revolving Credit Facility.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.

Date: November 3, 2011	By:	/s/ William G. Gotimer, Jr.
William G. Gotimer, Jr.
Co-Chief Executive Officer and General Counsel

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